Exhibit 10.1
AMENDMENT

TO

CARROLS RESTAURANT GROUP, INC.

2016 STOCK INCENTIVE PLAN

AMENDMENT (this “Amendment”) to the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan (the “Plan”). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Plan.

WHEREAS, the Board of Directors (the “Board”) of Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), previously adopted the Plan, which was approved by the stockholders of the Company;

        WHEREAS, the third paragraph of Section 3 of the Plan provides that subject to adjustment as provided in Section 3 of the Plan, the maximum number of shares of Stock that may be covered by Stock Options, Stock Appreciation Rights, and Stock Awards, in the aggregate, to any one Participant during any calendar year shall be 275,000 shares and with respect to Performance Awards, no Covered Employee shall be granted a Performance Award which (a) could result in such Covered Employee receiving more than 275,000 shares of Stock during any calendar year or (b) could result in such Covered Employee receiving more than $1,000,000 during any calendar year;

        WHEREAS, the third paragraph of Section 3 of the Plan and the limitation set forth therein are included in the Plan to comply with Section 162(m) of the Code ("Section 162(m)") to permit the Company to treat Performance Awards, Stock Options and Stock Appreciation Rights as “qualified performance-based compensation” for purposes of Section 162(m), thus excluding such awards from the tax deductions limits on compensation paid to of certain executive officers of the Company in excess of $1,000,000 during any taxable year;

        WHEREAS, the Tax Cuts and Jobs Act of 2017 removed the “qualified performance-based compensation" exception from Section 162(m);

WHEREAS, the Company desires to amend the Plan to remove the third paragraph of Section 3 of the Plan and all references to such limitation set forth therein;

WHEREAS, pursuant to Section 11(b) of the Plan, the Board may amend the Plan; and

WHEREAS, all terms and conditions of the Plan, other than as specifically amended as set forth in this Amendment, shall remain in full force and effect;

NOW THEREFORE, the Plan has been amended as follows:

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Exhibit 10.1
1. Section 3 of the Plan is hereby amended and restated in its entirety as follows:

"3.     STOCK SUBJECT TO PLAN

Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under the Plan shall not exceed 4,000,000 shares.

To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, lapses without exercise, canceled or otherwise terminated, any shares of Restricted Stock (as defined in Section 9) are forfeited, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan with respect to, and shall be available for, future grants of Awards. Notwithstanding the preceding sentence, shares of stock used to pay the exercise price or withholding taxes related to an outstanding Award shall be treated as issued under the Plan and may not again be made available for issuance as Awards under the Plan. Any Stock Appreciation Right awarded under the Plan will count as granted and not as settled if settled in Stock.

In the event of any Company stock dividend, special cash dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or other distribution to Company stockholders, other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, merger or consolidation in which the Company is the surviving corporation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator may make such substitution or adjustments in the (a) number and kind of shares that may be delivered under the Plan, (b) number and kind of shares subject to outstanding Awards, (c) exercise price of outstanding Stock Options, Outside Director Stock Options, and Stock Appreciation Rights and (d) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event; provided, however, that the number of shares subject to any Award shall always be a whole number and any fractional share resulting from an adjustment or substitution provided for hereunder shall be rounded up to the nearest whole share.

In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided herein and/or in the discretion of the Administrator, each Stock Option and Outside Director Stock Option, to the extent not theretofore exercised, shall terminate forthwith.

Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 3 to the extent that such adjustment would violate Section 409A of the Code."

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Exhibit 10.1
2. All terms and conditions of the Plan, other than as specifically amended as set forth in this Amendment, shall remain in full force and effect;

IN WITNESS WHEREOF, a Vice President of the Company has executed this Amendment and certifies that the amendment to the Plan set forth above accurately reflects the amendment to the Plan adopted by the Board of Directors of the Company.

                            /s/ William E. Myers
                            William E. Myers, Vice President

                            Dated: September 10, 2020
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